QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.2

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May 24, 2002 between F.A.O., Inc., a California corporation (the "Company"), and Vardon Focus Fund, LP (the "Purchaser").

        WHEREAS, the Company and the Purchaser have entered into a Common Stock Purchase Agreement dated as of May 24, 2002 (the "Purchase Agreement") pursuant to which the Purchaser purchased shares (the "Registrable Securities") of the Company's common stock, no par value;

        WHEREAS, pursuant to the Purchase Agreement, the Company and the Purchaser desire to enter into this Agreement to provide the Purchaser with certain registration rights and to address related matters;

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties agree as follows:

        1.1    Covenant to Register; Suspension.

          (a)  As expeditiously as possible following May 24, 2002 (the "Measurement Date"), and, in any event on or before the thirtieth calendar day thereafter, the Company shall file a "shelf" registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "Act"), on the appropriate form (using Form S-3 or other "short form," if available) covering all the Registrable Securities of the Purchaser. The Company shall use all commercially reasonable efforts to cause the Shelf Registration Statement to become effective on or before the sixtieth calendar day after the Measurement Date; provided that if the Shelf Registration Statement has not been declared effective by the SEC on or before the 90th day after the Measurement Date (regardless of whether a Material Development Condition then exists and regardless of whether the Company has delivered a Suspension Notice (each as defined below)), then the Company shall issue to the Holder, as liquidated damages in compensation for such Holder's added risk of holding restricted securities and not as a penalty, 0.000333 additional shares of Common Stock per share of the Registrable Securities held by such Holder per day in the period beginning on the 91st day after the Measurement Date and ending on the date the Shelf Registration Statement is declared effective.

          (b)  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities shall: (x) have been disposed of pursuant to an effective registration statement or Rule 144 promulgated under the Act ("Rule 144"); (y) be freely transferable pursuant to paragraph (k) of Rule 144; or (z) cease to be outstanding.

          (c)  Subject to the provisions of this Section 1.1, the Company shall cause the Shelf Registration Statement to remain effective until the earlier of (A) either twelve months after Closing Date or (ii) to the extent that Purchaser holds more Securities than can be sold in a single sale pursuant to Rule 144 promulgated under the Securities Act, twenty-four months after the Closing Date or (B) until the completion of the distribution described in the Shelf Registration Statement (the date such Shelf Registration Statement becomes effective until the earlier of (A) or (B) above, the "Effectiveness Period").

          (d)  With respect to any registration statement filed or to be filed pursuant to this Agreement, if the Company determines that, in its good faith judgment, it would be materially disadvantageous to the Company for such a registration statement to become effective or to have its effectiveness maintained or for sales of Registrable Securities to continue (because of the existence or, or in anticipation of, any acquisition or corporate reorganization or other material transaction, financing activity, stock repurchase or other material development, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any of its subsidiaries) (a "Material Development Condition"), the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon giving of a written notice (a "Suspension Notice") to such effect to any holder of Registrable Securities (a "Holder") included or to be included in such registration statement (a "Selling Holder"), (i) to cause sales of Registrable Securities by such Selling Holder pursuant to such registration statement to cease, (ii) to cause such registration statement to be withdrawn and to have its effectiveness suspended, and (iii) in the event such registration statement has not yet been filed, to delay its filing until, in each case, in the good faith judgment of the Company, such Material Development Condition no longer exists. The Company shall deliver notice of the cessation of such Material Development Condition promptly to any such Selling Holder. Notwithstanding the foregoing, the Company's ability to delay or suspend effectiveness of, withdraw, or cause the cessation of sales under, a registration statement hereunder, shall be limited to time the determined by the Company in good faith to be necessary and, in any event, shall not extend longer than (i) 30 days (whether or not consecutive) in any 120-day period or (ii) 60 days (whether or not consecutive) in any 365-day period. Each Holder agrees that, upon receipt of a Suspension Notice, such Holder will use commercially reasonable efforts to immediately discontinue disposition of Registrable Securities until the Holder is advised in writing by the Company that the Prospectus covering the resales of the Registrable Securities, or a new or amended Prospectus, is effective and may be used for such resales and the Holder has received copies of any new or amended Prospectus. If so directed by the Company, on the delivery of a Suspension Notice, the Holder shall deliver to the Company (at the Company's expense) all copies of the then current Prospectus covering resales of Registrable Securites.

          (e)  If a Holder is unable to sell Registrable Securities during the Effective Period due to lack of effectiveness of the Shelf Registration Statement or because the Company has issued one or more Suspension Notices which prevent sales for longer than (i) 30 days (whether or not consecutive) in any 120-day period or (ii) 60 days (whether or not consecutive) in any 365-day period (each day longer, an "Excess Day"), then the Company shall issue to each such Holder, as liquidated damages in compensation for such Holder's added risk of holding restricted securities and not as a penalty, 0.000333 additional shares of Common Stock per share of the Registrable Securities held by such Holder per Excess Day.

        1.2    Piggyback Registration Rights.

          (a)  If at any time or times after the date hereof, the Company proposes to make a registered public offering on Form S-3 (or any successor form) of any of its securities under the Act (whether to be sold by it or by one or more third parties), other than an offering pursuant to Section 1.1 hereof, the Company shall, not less than 45 days prior to the proposed filing date of the registration statement, give written notice of the proposed registration to the Purchaser, and at the written request of the Purchaser, delivered to the Company within 20 days after the receipt of such notice, shall include in such registration and offering, and in any underwriting of such offering, all Registrable Securities that are not then covered by an effective registration statement and that may have been designated in Purchaser's request.

          (b)  If a registration in which the Holders have the right to participate pursuant to this Section 1.2 is an underwritten offering for the account of the Company or for the account of a security holder (other than the Holders) pursuant to the exercise of a demand registration right, and the managing underwriters advise the Company or such security holder, as the case may be, in writing that in their opinion the number of securities requested to be included in such registration, together with the securities being offered by the Company or such security holder, as the case may be, exceeds the number which can be effectively sold in such offering, the Company shall include in such registration (i) first, the securities of the Company or such security holder proposed to be sold, and (ii) second, the securities of any other holder who was granted registration rights prior to

  May 15, 2002, and (iii) third, to the extent possible, the Registrable Securities proposed to be sold by the Holders and any other selling stockholders, including, without limitation, holders who have purchased up to 4.5 million shares of Registrable Securities in transactions similar to the transaction between the Company and the Purchaser under the Purchase Agreement, in proportion to the number of shares of Registrable Securities with respect to which they have requested registration.

        1.3    Registration Procedures.

        The Company shall have no obligation to file a Shelf Registration Statement pursuant to Section 1.1 hereof, nor to include Registrable Securities in a registration statement pursuant to Section 1.2 hereof, unless and until the Purchaser shall have furnished the Company with all information and statements about or pertaining to the Selling Holder in such reasonable detail and on such timely basis as is reasonably requested by the Company in connection with the preparation of such registration statement; provided, however, that any such information shall be given or made by a Selling Holder without representation or warranty of any kind whatsoever, except with respect to the identity of such Selling Holder, such Selling Holder's Registrable Securities and such Selling Holder's intended method of distribution or any other representation required by applicable law. In connection with the filing of any registration statement hereunder, the Company shall use commercially reasonable efforts, as expeditiously as possible, to:

          (a)  prepare and file with the SEC, as soon as practicable, subject to the timeframes otherwise required hereunder, a registration statement with respect to the Registrable Securities to be registered and use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and otherwise as provided herein. Notwithstanding the foregoing, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for the Purchaser with copies of all such documents proposed to be filed and shall make such changes reasonably requested by the Purchaser or its counsel in writing;

          (b)  prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith with respect to the Registrable Securities requested by the Purchaser to be registered as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during the Effectiveness Period;

          (c)  furnish the Purchaser and each Selling Holder such number of conformed copies of such registration statement, each amendment and supplement thereto (including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under the Act, and such other documents as the Purchaser or such Selling Holder may reasonably request;

          (d)  use commercially reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under the blue sky laws of such states as the Purchaser requests in writing (and to maintain such registrations and qualifications effective during the Effectiveness Period) and to do any and all other acts and things which may be reasonable or advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of such shares; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 1.3(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

          (e)  in any underwritten offering, if reasonable and customary in the context of such offering, use commercially reasonable efforts to furnish to the Selling Holders a signed counterpart, addressed to the Selling Holders of Registrable Securities, of:

              (i)  an opinion of counsel for the Company, dated the effective date of such registration statement or the date of the closing under the underwriting agreement in the form negotiated by the underwriters, and

            (ii)  a "comfort" or procedures letter in the form negotiated by the underwriters dated such dates(s) as the letter(s) delivered to the underwriters, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in accordance with the provisions of Statement on Auditing Standards ("SAS") No. 72, as amended by SAS 76 and SAS 86 (and any successor supplementing statements), in each case, covering substantially the same matters with respect to such registration statement and the prospectus included therein (and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements), as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities, and in the case of the accountants' letter, such other financial matters as such underwriters may reasonably request;

          (f)    promptly notify the Selling Holders, at any time during which a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep a registration statement effective with respect to such shares being registered, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact required to be stated therein or necessary to make the statements therein not misleading, and, except during a Suspension Period, promptly prepare a supplement or amendment to such prospectus and deliver it to the Selling Holders, so that, as thereafter delivered to the Selling Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading;

          (g)  use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be listed and remain listed for a period of at least three years from the date of this Agreement on the securities exchanges or interdealer quotation systems (including the NASDAQ National Market), if any, on which similar securities issued by the Company are then listed;

          (h)  comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder;

          (i)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement, and enter into such customary agreements, and take all such other actions as the Purchaser reasonably requests (and subject to the reasonable approval of the Purchaser) in order to expedite or facilitate the disposition of such shares;

          (j)    use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement covering, or the lifting of any suspension of the qualification (or exemption from qualification) of, any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable;

          (k)  make reasonably available for inspection by the Purchaser, in each case, participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by the Purchaser, or by any such underwriter, all relevant financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company and to use commercially reasonable efforts to cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by such persons in connection with such registration statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information (and the fact of, and the actual, notice under Section 1.1 that a registration statement will not be filed or that resales will be suspended) shall be kept confidential by the Purchaser and by any attorney, accountant or agent participating in any distribution pursuant to such registration statement, unless such disclosure is required to be made in connection with a court proceeding or, in the written opinion of legal counsel acceptable to the Company, required by law (provided, in each case, that the Company is given prompt notice of such requirement and the disclosing party assists the Company to obtain a protective order against such disclosure), or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality, in each case, without violation of the confidentiality obligations of the Purchaser under this Agreement; and

          (l)    cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

        1.4    Registration Expenses.

        The Company will pay all Registration Expenses of all registrations made under this Agreement. For purposes of this Section, the term "Registration Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees (other than National Association of Securities Dealers, Inc. filing fees pursuant to an underwritten offering), exchange listing fees, printing expenses, fees and expenses of counsel and accountants for the Company and the reasonable fees and expenses of one firm or counsel selected by the Purchaser, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and transfer taxes, if any, which shall be paid by the Selling Holders pro rata, based on the number of shares sold by each Selling Holder under the applicable registration statement.

        1.5    Preparation; Reasonable Investigation.

        In connection with the preparation and filing of each registration statement under the Act pursuant to this Agreement, the Company will give the Selling Holders with respect to such registration statement and their counsel the opportunity to participate in the preparation of such registration statement and each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders' counsel, to conduct a reasonable investigation within the meaning of the Act.

        1.6    Indemnity.

          (a)  In the event that any Registrable Securities are registered by means of a registration statement pursuant to Section 1.1 or 1.2, the Company agrees to indemnify and hold harmless each of the Selling Holder(s), each of its partners, members, managers, officers and directors, as applicable, and each person, if any, who controls such Selling Holder within the meaning of the Act (each Selling Holder, its partners, advisors, trustees, managers, members, officers and directors, as applicable, and any such other persons being hereinafter referred to individually as a "Indemnified Person" and collectively as "Indemnified Persons") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities (joint or several), costs, and expenses (joint or several), including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person, directly or indirectly pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Act, the Securities Exchange Act of 1934, as amended, or any other federal or state laws (hereinafter referred to in this Section 1.6 in the singular as a "claim" and in the plural as "claims"), insofar as any such claim is based upon, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement (including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by such Selling Holder expressly for use in connection with the registration statement. Any indemnity by the Company under this Section 1.6 shall survive the transfer of the Registrable Securities by the Selling Holder for the benefit of such Selling Holder, and shall also inure to the benefit of such Selling Holder's successors and assigns.

          (b)  Subject to Section 1.3, the Purchaser agrees to indemnify severally, and not jointly, and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of the Act (the Company, its officers and directors, and any such other persons also being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all claims based upon, arising out of or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such claim is based upon, arises out of or results from information furnished to the Company in writing by such Selling Holder expressly for use in connection with the registration statement; provided that the obligation to indemnify shall be individual, not joint and several, for each such Selling Holder and shall be limited to the gross amount of the proceeds received by such Selling Holder from the sale of Registrable Securities pursuant to such registration statement.

          (c)  The indemnification to be set forth herein shall be in addition to any liability the Company or a Holder may otherwise have to the Indemnified Persons. Promptly after actually receiving definitive notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 1.6, such Indemnified Person shall submit written notice thereof to either the Company or such Selling Holder, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The failure of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or materially increased by such failure, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such failure. In addition, the failure of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing that are reasonably satisfactory to the Indemnified Person, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at such Indemnified Person's own expense, which counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner.

  In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person may undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk, and at the expense, of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. Notwithstanding the foregoing, in any action or proceeding in which both the Indemnifying Person and an Indemnified Person is, or is reasonably likely to become, a party, such Indemnified Person shall have the right to employ separate counsel at the Indemnifying Person's expense and to control its own defense of such action or proceeding if, on the reasonable written advice of counsel to such Indemnified Person, the Indemnified Person reasonably believes (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Indemnifying Person and (b) any conflict or potential conflict exists between the Indemnifying Person and such Indemnified Person that would make such separate representation advisable; provided, further, however, that in no event shall the Indemnifying Person be required to pay fees and expenses under this Section 1.6 for more than one firm of attorneys in any jurisdiction in any one legal action or proceeding or group of related legal actions or proceedings on behalf of the Indemnified Persons. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person, which consent shall not be unreasonably withheld, and no Indemnifying Person shall, without the written consent of each Indemnified Person, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim without any payment or consideration provided or obligation incurred by any Indemnified Person and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Persons.

          (d)  If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless, an Indemnified Person, then the Indemnifying Person shall contribute to the amount paid or payable by the Indemnified Person as a result of such claims, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person and the Indemnified Person as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  Indemnification and contribution to the extent required hereby shall be made by periodic payments of the amounts thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided that such amounts shall be refunded immediately to the extent it is finally judicially determined that the Indemnified Person was not entitled to indemnification thereunder.

2.    Miscellaneous.

        2.1    Additional Actions and Documents.

        Each of the parties hereto hereby agrees to use commercially reasonable efforts to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

        2.2    Assignment.

        Any Holder may assign its rights under this Agreement to any assignee of the Registrable Securities.

        2.3    Entire Agreement; Amendment and Waiver.

        This Agreement, including the other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by a party against whom enforcement of the amendment, modification, or discharge is sought. No course of dealing or the failure of any party to enforce any of the provisions of this Agreement shall in any way operate as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        2.4    Limitation On Benefits.

        Except as provided for elsewhere herein, it is the explicit intention of the parties hereto that no person or entity other than the parties hereto (and their respective successors and assigns) is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns.

        2.5    Binding Effect.

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect following any sale of Registrable Securities as contemplated hereby and regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder or any representative of any Holder.

        2.6    Governing Law.

        This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

        2.7    Notices.

        All notices and other communications provided for in this Agreement shall be in writing and delivered, telecopied or mailed, first class postage prepaid, addressed:

          (a)  If to the Company:

      F.A.O., Inc.
      2520 Renaissance Boulevard
      King of Prussia, PA 19406
      Attention: Legal
      Facsimile: 610.278.7804

    with a copy to:

      Fulbright & Jaworski
      865 South Figueroa Street
      Twenty-Ninth Floor
      Los Angeles, CA 90017-2571
      Attention: Victor Hsu, Esq.
      Facsimile: 213.680.4518

          (b)  If to the Purchaser, at the addresses set forth on the signature page of the Purchase Agreement.

        Any such notice or communication shall be deemed to have been duly given when delivered, telecopied or mailed as aforesaid. Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        2.8    Headings.

        Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

        2.9    Execution in Counterparts.

        To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of each party appear on each counterpart; but it shall be sufficient that the signature of each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of all of the parties hereto. Signatures pages may be delivered with original signatures or by facsimile, and the delivery of a signature by facsimile shall have the same effect as the delivery of an original signature.

        2.10    Remedies.

        The Purchaser, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        2.11    Illegality.

        If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

        2.12    Inspection.

        For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection and copying on any business day after reasonable notice to the Company by the Purchaser at the offices of the Company at the address thereof set forth in Section 2.7 above.

        2.13    No Inconsistent Agreements.

        The Company has not entered into (except, with the respect to 500,000 shares then held by Albert O. Nicholas and Primerica Life Insurance Company under the Registration Rights Agreement dated as of August 3, 1995 between them, the Company and certain of the shareholders of the Company, which to the best knowledge of the Company do not currently have rights inconsistent with the rights granted hereby), and will not hereafter enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter grant to any holder of the Company's securities registration rights that are senior to or that would have the effect of blocking or delaying the rights of any of the Holders herein.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be duly executed on its behalf as of the date first above written.

F.A.O., INC.
By:	/s/ JERRY R. WELCH Jerry R. Welch Chief Executive Officer
Purchaser
By:	/s/ RICHARD W. SHEA, JR. Richard W. Shea, Jr. 850 3rd Aveneue 8th Floor New York, NY 10022 Attn: Lisa Gutierrez 212.331.6486 212.331.6566 FAX rshea@vardonpartners.com lgutierrez@vardonpartners.com

QuickLinks

  EXHIBIT 99.2
REGISTRATION RIGHTS AGREEMENT